ARTICLES OF INCORPORATION

OF

BRAINTREE INTERNATIONAL, INC.

We, the undersigned natural persons acting as incorporators of the corporation under the Utah Business Corporation Act adopt the following Articles of Incorporation for such corporation.

ARTICLE I

Name. The name of the corporation (hereinafter called “Corporation”) is BRAINTREE INTERNATIONAL, INC.

ARTICLE II

Period of Duration. The period of duration of the Corporation is perpetual.

ARTICLE III

Purposes and Powers. The purpose for which this Corporation is organized is to engage in the business of investing in investments of all forms and nature, specializing in high technology and to engage in any and all other lawful business.

ARTICLE IV

Capitalization. The Corporation shall have the authority to issue 50,000,000 shares of stock having a par value of one mil ($.001). All stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this Corporation shall not be liable for further call or assessment. The authorized trading shares shall be issued at the discretion of the Directors.

ARTICLE V

Commencement of Business. The Corporation shall not commence business until at least One Thousand Dollars ($1,000) has been received by the Corporation for the issuance of its shares.

ARTICLE VI

Initial Registered Office and Initial Registered Agent. The address of the initial registered office of the Corporation is 4551 Highland Drive, Salt Lake City, Utah 84117 and the initial registered agent of the Corporation at such address is Kenneth Thomas Adams.

ARICLE VII

Directors. The Corporation shall be governed by a Board of Directors consisting of no less than three (3) and no more than nine (9) directors. Directors need not be stockholders in the Corporation but shall be elected by the stockholders of the Corporation. The number of Directors constituting the initial Board of Directors is three (3) and the name and post office address of the persons who shall serve as Directors until their successors are elected and qualified are:

Louis Nichols

910 Donner Way #N401

Sal t Lake City, Utah 84108

Athena Nichols

910 Donner Way #N401

Salt Lake City, UT 84108

Kenneth Thomas Adams

4551 Highland Drive

Salt Lake City, UT 84117

ARTICLE VIII

Incorporators. The name and post office address of each incorporator is:

Louis Nichols

910 Donner Way #N401

Sal t Lake City, Utah 84108

Athena Nichols

910 Donner Way #N401

Salt Lake City, UT 84108

Kenneth Thomas Adams

4551 Highland Drive

Salt Lake City, UT 84117

ARTICLE IX

Preemptive Rights. There shall be no preemptive rights to acquire unissued and/or treasury shares of the stock of the Corporation.

ARTICLE X

Voting of Shares. Each outstanding share of common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at the meeting of the stockholders. Each stockholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such stockholder, or by his duly authorized attorney-in-fact. At each election of Directors, every stockholder entitled to vote in such election shall have the right to vote in person or by proxy the number of shares owned by him or it for as many persons as there are directors to be elected and for whose election he or it has the right to vote, but he shareholder shall have no right to accumulate his or its votes with regard to such election.

Signed:	Louis Nichols, President

Athena Nichols, Vice-President

Kenneth Thomas Adams, Secretary

STATE OF UTAH

COUNTY OF SALT LAKE

On the 25 day of July, 1983, personally appeared before me Louis Nichols, Athena Nichols, and Kenneth Thomas Adams and duly acknowledged to me that they are the persons who signed the foregoing instrument as incorporators and that they have read the foregoing instrument and know the contents thereof and that the same is true of their own knowledge except as to those matters upon which they cooperate on information and belief and on to those matters believe them to be true.

Signed:	William S. Mason Jr,
Notary Public

Residing in Salt Lake City, UT,

My commission expires:

5-20-87